UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2016

MEDICAL ALARM CONCEPTS HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 W. Church Road, Suite B

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (877) 639-2929

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 4, 2016, Medical Alarm Concepts Holding, Inc. (the “Company”) and ZA Capital, LLC (the “Consultant”) entered into an Amended Consulting Agreement (the “Agreement”). Pursuant to the Agreement, the Consultant will consult with and advise the Company on a range of matters relating to its business (the “Services”). The Services will be provided on a non-exclusive basis, and the Company may retain other third parties to perform the Services or any similar services during the term of the Agreement.

The term of the Agreement commenced on March 1, 2016 and is for a period of five months, at which point the Agreement will terminate and be of no further force and effect.

The Agreement imposes, in addition to the above, obligations on the Consultant regarding confidentiality.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by such reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended Consulting Agreement by and between the Company and ZA Capital, LLC, dated May 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Alarm Concepts Holding, Inc.

Dated: May 5, 2016	/s/ Ronnie Adams
Ronnie Adams
Chief Executive Officer

EXHIBIT INDEX

10.1	Amended Consulting Agreement by and between the Company and ZA Capital, LLC, dated May 4, 2016.

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